NEWS RELEASE for May 6, 2019

Contact:     Dina Masi, CFO

                  Integrated BioPharma, Inc.

                  888-319-6962

                  investors@ibiopharma.com

Integrated BioPharma Names Christina Kay and

Riva Sheppard as Co-Chief Executive Officers

HILLSIDE, NEW JERSEY (May 6, 2019) - Integrated BioPharma, Inc. (OTC BB: INBP) (the “Company” or “INBP”) announced today that its Board of Directors (the “Board”) has appointed Ms. Christina Kay and Mrs. Riva Sheppard as Co-Chief Executive Officers (“Co-CEOs”) upon the resignation of E. Gerald Kay as the Company’s long standing Chief Executive Officer effective as of May 1, 2019. Mr. Kay will continue to hold the position of Executive Chairman and remains a Director on our Board.

Chairman of the Board and Founder, E. Gerald Kay stated, “While my intention is to remain as Chairman of the Board and continue to be active in the organization, I and the Board believe that the appointment of Ms. Kay and Mrs. Sheppard as Co-CEOs of INBP will bring a new perspective and energy to the business. Each has her own unique strengths and experiences within the industry and in our organization that will continue to benefit the Company. Ms. Kay and Mrs. Sheppard are current officers of INBP, who have served as officers for the Company since 1994 and 1991, respectively. I believe they are the most appropriate and well-suited individuals to take the reins from me and lead the Company into its next phase of growth. Their ability to leverage on each other’s strengths while pursuing the Company’s best interest was part of our rationale for creating the Co-CEO position.”

Ms. Kay’s prior position with INBP was Executive Vice President. She also holds the titles of President of AgroLabs, Inc., Vice President of Manhattan Drug Company, Inc., and President of IHT Health Products, all wholly owned subsidiaries of the Company.

Mrs. Sheppard’s prior position with INBP was Executive Vice President. She also holds the titles of President of Manhattan Drug Company, Inc., and President of IHT Properties, Inc., all wholly owned subsidiaries of the Company.

Each will continue to serve as directors on the Board of INBP.

Since being named Executive Vice Presidents of INBP in June of 2012, both Ms. Kay and Mrs. Sheppard have been an integral part of achieving consistent growth year to year. The Board believes they are integral to maintaining and nurturing the relationships with our two major customers in addition to focusing on expanding the customer base.

Ms. Kay states, “Riva and I are proud of the achievements we have made in the contract manufacturing segment of the Company and are equally excited about taking on the challenge of Co-CEOs of the Company. Over the years, we have worked closely with the executive teams in all parts of the business and are excited for the opportunities that our new role will bring.”

About Integrated BioPharma Inc. (INBP)

Integrated BioPharma, Inc. is engaged primarily in manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products. Further information is available at www.ibiopharma.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of INBP to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” believes,” intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The risks, uncertainties and assumptions include developments in the market and related products and services and other risks and uncertainties described in the section entitled “Risk Factors” in INBP’s most recent Annual Report on Form 10-K. Accordingly, INBP cannot give assurance that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of INBP.